UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2016

INFOBLOX INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35507	20-0062867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3111 Coronado Drive

Santa Clara, California 95054

(Address of Principal Executive Offices) (Zip Code)

(408) 986-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by Infoblox Inc. (the “Company”) on September 19, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Delta Holdco, LLC, a Delaware limited liability company (“Parent”), and India Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, on October 7, 2016, Purchaser commenced a tender offer to acquire all of the outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at a purchase price of $26.50 per share, net to the seller in cash, without interest and less any applicable withholding taxes or deductions required by applicable law, if any (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 7, 2016 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”), filed as Exhibits (A)(1)(a) and (A)(1)(b), respectively, to the Tender Offer statement on Schedule TO (as amended or supplemented from time to time) filed by Parent and Purchaser with the SEC on October 7, 2016.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Offer and all withdrawal rights thereunder expired at 12:00 midnight, New York City time, at the end of November 4, 2016. The Offer was not extended. The depositary for the Offer has advised that, as of the expiration of the Offer, a total of 43,826,362 Shares had been validly tendered and not validly withdrawn from the Offer (not including 4,434,551 Shares tendered pursuant to notices of guaranteed delivery), representing approximately 77% of the Shares then outstanding. The aggregate number of Shares validly tendered and not validly withdrawn from the Offer satisfies the Minimum Tender Condition (as defined in the Merger Agreement) that the number of Shares validly tendered and received and not validly withdrawn prior to the expiration of the Offer, when added to the Shares, if any, owned by Merger Sub or its affiliates, represents in the aggregate at least one more share than 50% of the Shares outstanding as of the Expiration Time. All conditions to the Offer having been satisfied or waived, Purchaser accepted for payment and is promptly paying for in accordance with the terms of the Offer, all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

Following consummation of the Offer, the remaining conditions set forth in the Merger Agreement to the merger of Purchaser with and into the Company were satisfied. On November 7, 2016, Parent completed its acquisition of the Company by consummating the merger of Merger Sub with and into the Company, without a meeting of stockholders of the Company, in accordance with Section 251(h) of the Delaware General Corporation Law of the State of Delaware (“DGCL”), and with the Company continuing as the surviving corporation (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each outstanding Share (other than Shares irrevocably accepted for purchase pursuant to the Offer, Shares owned by Parent, Merger Sub or the Company (as treasury stock), any wholly-owned subsidiary of Parent, Merger Sub or the Company, in each case immediately prior to the Effective Time, or Shares owned by a holder who is entitled to and has properly demanded and perfected appraisal of such Shares pursuant to, and complies in all respects with, the applicable provisions of Delaware law) was automatically canceled and converted automatically into the right to receive an amount in cash equal to the Offer Price.

In addition, as a result of the Merger, (i) all options to purchase the Company’s common stock that were outstanding, whether vested or unvested, were cancelled and automatically converted into the right to receive, in exchange for the cancellation of such options, an amount in cash equal to the product of (x) the aggregate number of shares of the Company’s common stock subject to such option multiplied and (y) the excess, if any of the Offer Price over the per share exercise price of such option, (ii) all of the Company’s outstanding restricted stock units and vested market stock units that, in each case, were vested but unsettled at the Effective Time, were cancelled and automatically converted into the right to receive the Offer Price, and (iii) all of the Company’s outstanding unvested restricted stock units and all of the Company’s outstanding and unvested market stock units that, in the case of the market stock units, were deemed earned pursuant to the performance conditions upon the Effective Time based on the terms of the applicable award agreements, were cancelled and converted into the right to receive an amount equal to the Offer Price in cash, with payment with respect to 50% of such unvested restricted stock units and unvested market stock units that were deemed earned pursuant to the performance conditions to be accelerated and made promptly following the Effective Time and the remaining right to receive the amount in cash equal to the Offer Price to be subsequently paid on the dates the Company’s unvested restricted stock units and unvested market stock units would have otherwise been scheduled to vest, subject to the continued service or qualified termination of the holder of such award. Any outstanding and unvested market stock units that were not deemed earned pursuant to the performance conditions upon the Effective Time were forfeited for no consideration. The determination of which restricted stock units and market stock units were converted into vested awards that were paid out at closing was based on the relative vesting dates of the applicable awards held by each holder, with awards with the shortest remaining vesting periods to be first accelerated.

Vista Equity Partners Fund VI, L.P., an affiliate of the Parent (“Vista”) contributed to Parent an amount equal to $755 million (subject to adjustment) in cash in immediately available funds for the purpose of funding, and to the extent necessary to fund, a portion of the aggregate Offer Price and/or Merger Consideration (the “Equity Financing”), as applicable, pursuant to and in accordance with the Merger Agreement, and certain other amounts required to be paid pursuant to the Merger Agreement, including fees and expenses directly related to the debt financing required to be paid by Parent, Merger Sub and the Surviving Corporation. The remainder of the Offer Price and/or Merger Consideration not covered by the Equity Financing was funded by a senior secured first lien term loan facility in an aggregate principal amount of $500 million, with Bank of America, N.A., as administrative agent and collateral agent, and a senior secured second lien credit term loan facility of $250 million, with Royal Bank of Canada, as administrative agent and collateral agent.

The foregoing description of the Offer, the Merger and the Merger Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on September 19, 2016 and which is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 7, 2016, the Company (a) notified the New York Stock Exchange (“NYSE”) of the consummation of the Merger and (b) requested that NYSE (i) halt trading in the Shares for November 7, 2016 and suspend trading of the Shares effective November 7, 2016, and (ii) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a certification on Form 15 with the SEC requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01 and Item 3.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, effective at the Effective Time, each of Richard E. Belluzzo, Laura C. Conigliaro, Philip Fasano, Fred M. Gerson, Daniel J Phelps and Edzard Overbeek resigned from his or her respective position as a member of the Company’s Board of Directors, and any committee thereof. Pursuant to the terms of the Merger Agreement, the board of directors of Merger Sub immediately prior to the Effective Time, which consisted of Brian N. Sheth, Maneet S. Saroya, and John Stalder, became the Company’s directors following the Merger.

In addition, following the closing of the Merger, Martin A. Taylor and Jesper Andersen were elected as additional directors of the Company

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the certificate of incorporation and bylaws of the Company were amended and restated in their entirety, effective as of the Effective Time. Copies of the Company’s amended and restated certificate of incorporation and amended and restated bylaws are included as Exhibits 3.1 and 3.2 hereto, respectively, and each of which is incorporated by reference herein.

Item 8.01.	Other Events.

On November 7, 2016, the Company and Parent issued a press release announcing the closing of the transactions contemplated by the Merger Agreement. A copy of this press release is attached as Exhibit 99.1 hereto and incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger among Delta Holdco, LLC, a Delaware limited liability company, India Merger Sub, Inc., a Delaware corporation and Infoblox Inc., a Delaware corporation, dated September 16, 2016 (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by Infoblox Inc. on September 19, 2016).

3.1*	Amended and Restated Certificate of Incorporation of Infoblox Inc.

3.2*	Amended and Restated Bylaws of Infoblox Inc.

99.1	Press release, dated November 7, 2016 (incorporated by reference to Exhibit (a)(1)(L) to Amendment 4 to the Schedule TO filed with the SEC on November 7, 2016).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOBLOX INC.

Date: November 7, 2016	By:	/s/ Janesh Moorjani
	Name:	Janesh Moorjani
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger among Delta Holdco, LLC, a Delaware limited liability company, India Merger Sub, Inc., a Delaware corporation and Infoblox Inc., a Delaware corporation, dated September 16, 2016 (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by Infoblox Inc. on September 19, 2016).

3.1*	Amended and Restated Certificate of Incorporation of Infoblox Inc.

3.2*	Amended and Restated Bylaws of Infoblox Inc.

99.1	Press release, dated November 7, 2016 (incorporated by reference to Exhibit (a)(1)(L) to Amendment 4 to the Schedule TO filed with the SEC on November 7, 2016).

*	Filed herewith.